Exhibit 99.1

Annaly Capital Management, Inc. Announces Redemption of all 18,400,000 Outstanding Shares of 7.50% Series D Cumulative Redeemable Preferred Stock

NEW YORK-- (November 23, 2020) Annaly Capital Management, Inc. (NYSE: NLY), a Maryland corporation (“Annaly” or the “Company”), today provided notice to the record holders (the “Notice of Redemption”) of the Company’s 7.50% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) of the redemption of all 18,400,000 of the issued and outstanding shares of Series D Preferred Stock. The cash redemption amount (the “Redemption Amount”) for each share of Series D Preferred Stock is $25.00 plus accrued and unpaid dividends to, but not including, the redemption date of December 23, 2020 (the “Redemption Date”).

On the Redemption Date, dividends on the Series D Preferred Stock will cease to accumulate and all rights relating to the Series D Preferred Stock will terminate, except the right to receive the Redemption Amount. Payment of the Redemption Amount will be made only upon delivery and surrender of the Series D Preferred Stock to Computershare Inc., the Company’s redemption and paying agent, during its normal business hours at the address specified in the Notice of Redemption.

The Notice of Redemption and related materials were mailed today to holders of record of the Series D Preferred Stock. Questions relating to the Notice of Redemption and related materials should be directed to Computershare Inc. at 1-800-301-5234.

About Annaly

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

Forward-Looking Statements
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our ability to maintain our exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com